Exhibit 10.16

PLAINS CAPITAL CORPORATION

2005 INCENTIVE STOCK OPTION PLAN

Dated: April 20, 2005

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PLAINS CAPITAL CORPORATION

2005 INCENTIVE STOCK OPTION PLAN

Article I. Purpose

The purpose of this Incentive Stock Option Plan (the “Plan”) is to encourage stock ownership by certain corporate officers and key managerial employees of Plains Capital Corporation, a Texas corporation, and its “subsidiary corporations” (collectively the “Corporation”), so that they may acquire a proprietary interest in the success of the Corporation. The term “Subsidiary corporation” shall be defined in the same manner as such term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”) and shall include subsidiary corporations which become such after the adoption of the Plan. The Plan is intended to provide an incentive for maximum effort in the successful operation of the Corporation and to encourage certain employees of the Corporation to remain in the employ of the Corporation. It is further intended that the options granted pursuant to the Plan shall constitute “Incentive Stock Options” within the meaning of Section 422 of the Code, except as specifically provided herein.

Article II. Administration

The Plan shall be administered by a Stock Option Committee (the “Committee”) which shall consist of three members of the Board of Directors of Plains Capital Corporation (the “Board of Directors”) who are not executive employees of the Corporation and who are appointed to the Committee from time to time by the Board of Directors. If any member of the Committee becomes an executive employee of the Corporation, his membership on the Committee shall automatically terminate. A majority of the Committee shall constitute a quorum and acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be deemed to be valid acts of the Committee. No member of the Committee shall be eligible to receive an option under the Plan.

The Committee shall select one of its members to serve as Chairman, shall appoint one of its members as Secretary, who shall maintain a record of its actions and decisions, and shall hold meetings from time to time as it may determine. The Committee shall have authority to:

(a)	Determine which of the eligible employees of the Corporation (determined under Article III hereof) shall be granted options, which such options shall be granted and the number of shares and terms with respect to each such option;

(b)	Prescribe rules and regulations for administering the Plan; and

(c)	Decide any questions arising as to the interpretation or application of any provision under this Plan.

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The determination of the Committee as to any of these matters shall be final and binding upon all persons whomsoever and shall be reported to the Board of Directors at its next ensuing meeting.

Article III. Eligibility

The persons who shall be eligible to receive options pursuant to this Plan shall be such of the executive and managerial employees of the Corporation as the Committee shall select from time to time. A grantee of an option under this Plan (an “Optionee”) may hold more than one option hereunder, but only on the terms and conditions hereinafter set forth.

Article IV. Stock to Be Issued Under this Plan

The stock to be issued upon the exercise of options granted under this Plan shall be shares of the Common Stock with a $10.00 par value of Plains Capital Corporation (“Common Stock”), which may either be authorized and unissued shares or issued shares held in or hereafter acquired for the treasury of Plains Capital Corporation. The aggregate number of shares of Common Stock which may be issued under options granted hereunder shall not exceed Fifty Thousand (50,000) shares. In the event that any outstanding option under this Plan expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option under the Plan.

Plains Capital Corporation shall not be required to issue or deliver any certificate for shares of its Common Stock purchased upon the exercise of all or any part of an option before completion of any registration or other qualification of such shares under any state or federal law or ruling or regulation of any governmental regulatory body that Plains Capital Corporation shall, in its sole discretion, determine is necessary or advisable.

Article V. Terms and Conditions of Options

Each option granted under this Plan shall be evidenced by an agreement in writing which shall be subject to such amendment and modification from time to time as the Committee shall deem necessary to comply with applicable law or regulation, and which shall contain, in such form and with such other provisions as the Committee shall from time to time determine, provisions which comply with the following terms and conditions:

(a)	The Number of Shares. Each option shall state the number of shares of Common Stock to which it pertains.

(b)

Option Price. The option price per share of Common Stock purchasable under options granted pursuant to the Plan shall not be less than one hundred percent (100%) of the fair market value of a share of Common Stock at the time the options are granted. The purchase price per share of Common Stock purchasable under options granted pursuant to this Plan to a person who owns more than ten percent (10%) of the voting power of the Corporation’s voting stock shall not be less than one hundred ten percent (110%) of the fair market value of a share of

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Common Stock at the time the options are granted. For all purposes under the terms of this Plan, (a) the employee shall be considered as owning the stock owned directly or indirectly by or for himself, the stock which the employee may purchase under outstanding options and the stock owned, directly or indirectly, by or for his brothers and sisters (whether of the whole or half blood), spouse, ancestors, and lineal descendants and (b) stock owned directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. For all purposes of this Plan, the fair market value of the Common Stock shall be determined in good faith at the time of the grant of any option by decision of the Committee.

(c)	Medium and Time of Payment. The option price shall be payable in United States dollars upon the exercise of the option, and the exercise of any option and the delivery of the optioned shares shall be contingent upon receipt by Plains Capital Corporation of the full purchase price paid in cash or by check.

(d)	Term and Exercise of Options. Each option shall state the period of time during which the option may be exercised; provided, however, that, anything contained herein to the contrary notwithstanding, no option granted hereunder shall be exercisable after the expiration of ten (10) years after the date of grant of such option. Subject to the terms of the grant agreement, any option may be exercised, in whole or in part, from time to time, as to one or more whole shares of Common Stock covered by the option, during its period of exercise. No option granted pursuant to the Plan to a person then owning more than ten percent (10%) of the voting power of the Corporation’s voting stock shall be exercisable after the expiration of five (5) years from the date the option is first granted.

(e)	Maximum Value of Stock with Respect to Which Options Are Exercisable for First Time in Any Calendar Year. In the event the aggregate fair market value (determined at the time the option is granted) of stock with respect to which options are exercisable hereunder for the first time by any eligible employee during any one calendar year (under this Plan and all other incentive stock option plans of Plains Capital Corporation or any parent or subsidiary corporation of Plains Capital Corporation) shall exceed One Hundred Thousand Dollars ($100,000.00), such options shall be treated as options which are not incentive stock options, taking options into account in the order in which they were granted. In the case of an option that is to be treated in part as an incentive stock option and in part as a non-qualified stock option, Plains Capital Corporation may designate the shares of Common Stock that are to be treated as stock acquired pursuant to exercise of an incentive stock option by issuing a separate certificate for such shares and identifying the certificate as incentive stock option shares in the stock transfer records of Plains Capital Corporation.

(f)

Transfer of Option. Neither the whole nor any part of any option shall be transferable by an Optionee or by operation of law during said Optionee’s lifetime and at said Optionee’s death an option or any part thereof shall only be

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transferable by said Optionee’s will or by the laws of descent and distribution. An option may be exercised during the lifetime of the Optionee only by the Optionee. Any option, and any and all rights granted to an Optionee thereunder, to the extent not theretofore effectively exercised shall automatically terminate and expire upon any sale, transfer or hypothecation or any attempted sale, transfer or hypothecation of such option or rights, or upon the bankruptcy or insolvency of the Optionee.

(g)	Termination of Employment. No option may be exercised after the termination of the employment of the Optionee with the Corporation except as hereinafter provided, specifically subject, however, to the provisions of paragraph (d) of this
Article	V:

(1)	Retirement. Options granted under the Plan may be exercised within three (3) months after the Retirement (as hereinafter defined) of the Optionee and the options shall be exercisable for all of the shares covered thereby. For purposes of the Plan, “Retirement” shall mean any termination of employment with the Corporation after the attainment of age sixty-five (65) by the Optionee.

(2)	Disability. Options granted under the Plan may be exercised within three (3) months after the termination of the employment of the Optionee by reason of the Disability (as hereinafter defined) of the Optionee and the option shall be exercisable for all of the shares covered thereby. For purposes of this Plan, an Optionee shall be deemed to have incurred a “Disability” if a disinterested duly licensed medical doctor appointed by the Corporation determines that the Optionee is totally and permanently prevented, as a result of physical or mental infirmity, injury, or disease, either occupational or nonoccupational in cause, from holding the job or position with the Corporation or engaging in the employment activity, or a comparable job or employment activity with the Corporation, which the Optionee held or customarily engaged in prior to the occurrence of the disability (provided, however, that disability hereunder shall not include any disability incurred or resulting from the Optionee’s having engaged in a criminal act or enterprise, or any disability consisting of or resulting from the Optionee’s chronic alcoholism, addiction to narcotics or an intentionally self-inflicted injury).

(3)	Death. If an Optionee shall die while employed by the Corporation or within three (3) months after termination of employment with the Corporation by reason of Retirement or Disability, the options granted under this Plan to such deceased Optionee shall be exercisable within six (6) months after the date of Optionee’s death and the options shall be exercisable for all of the shares covered thereby. The legal representative, if any, of the deceased Optionee’s estate, otherwise the appropriate legatees or distributees of the deceased Optionee’s estate, may exercise the option on behalf of such a deceased Optionee.

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(4)	Involuntary Termination of Employment. Options granted under the Plan shall automatically terminate after the Involuntary Termination of Employment (as hereinafter defined) of the Optionee with the Corporation. For purposes of the Plan, “Involuntary Termination of Employment” shall mean any termination of an Optionee’s employment with the Corporation by reason of the discharge, firing or other involuntary termination of an Optionee’s employment by action of the Corporation.

(5)	Voluntary Termination of Employment. Options granted under the Plan shall automatically terminate after the Voluntary Termination of Employment (as hereinafter defined) of the Optionee with the Corporation. For purposes of the Plan, “Voluntary Termination of Employment” shall mean any voluntary termination of employment with the Corporation by reason of the Optionee’s quitting or otherwise voluntarily leaving the Corporation’s employ other than a voluntary termination of employment by reason of Retirement.

(h)	Acceleration. The Committee may, in the case of merger, consolidation, dissolution or liquidation of Plains Capital Corporation, accelerate the expiration date of any option for any or all of the shares covered thereby (but still giving Optionees a reasonable period of time to exercise any outstanding options prior to the accelerated expiration date) and may, in the case of merger, consolidation, dissolution or liquidation of Plains Capital Corporation, or in any other case in which it feels it is in the Corporation’s best interest, accelerate the date or dates on which any option or any part of any option shall be exercisable for any or all of the shares covered thereby.

(i)	Rights as a Stockholder. An Optionee shall have no rights as a stockholder with respect to any shares covered by any of said Optionee’s options until the date that Plains Capital Corporation receives payment in full for the purchase of said shares pursuant to the effective exercise of said option. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such payment is received by Plains Capital Corporation, except as provided in Article VII hereof.

(j)	Documents to Be Delivered to Optionees. Upon the grant of an option hereunder to an Optionee, there shall be delivered to the Optionee a prospectus describing the options granted hereunder and the Common Stock covered by the options together with such other information or documents as the Committee shall deem necessary or advisable.

(k)	Compliance with Securities Exchange Act. Notwithstanding anything herein to the contrary, options shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3, or any replacement rule, adopted pursuant to the provisions of the Securities Exchange Act of 1934 as the same now exists or may, from time to time, be amended.

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(l)	Other Provisions. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable and, in any event, all such option agreements shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an “incentive stock option” as defined in Section 422 of the Code or to conform to any change in the law.

Article VI. Notice of Intent to Exercise Options

An Optionee desiring to exercise an option granted hereunder as to one or more of the shares covered thereby must, in order to so exercise the option, notify the Corporation in writing to that effect, specifying the number of shares to be purchased in a form satisfactory to the Committee.

Article VII. Stock Dividend – Recapitalization – Consolidation

If any stock dividend shall be declared upon the Common Stock or if the Common Stock shall hereafter be subdivided, consolidated, or changed into other securities of Plains Capital Corporation, or successor corporation to Plains Capital Corporation, then in each such event, shares of Common Stock which would be delivered pursuant to exercise of any options shall, for the purpose of adjusting the number and kind thereof, be treated as though outstanding immediately prior to the occurrence of such event and the purchase price to be paid therefore shall be appropriately adjusted to give effect thereto.

The grant of an option pursuant to the Plan shall not affect in any way the right or power of Plains Capital Corporation to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

Article VIII. Expiration and Termination of Plan

Options may be granted pursuant to this Plan only within ten (10) years following the earlier to occur of the date on which the Plan is originally adopted by the Board of Directors and the date on which the Plan is originally approved by stockholders of Plains Capital Corporation.

Options may be granted under the Plan at any time until the Plan is terminated by the Board of Directors or until such earlier date when termination of the Plan shall be required by applicable law. If not sooner terminated, the Plan shall terminate automatically on April 20, 2015, which is ten years from the date on which the Plan was originally approved by the Board of Directors.

Article IX. Amendment of the Plan

The Board of Directors may, insofar as permitted by law, from time to time, with respect to any shares of Common Stock at the time not subject to outstanding options, suspend or

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discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the holders of a majority of the Common Stock of Plains Capital Corporation, no such revision or amendment shall change the number of shares of Common Stock subject to the Plan (except as may occur as a result of an occurrence described in Section VII), change the designation of the class of employees eligible to receive options, remove the administration of the Plan from the Committee, or render any member of the Committee eligible to receive an option under the Plan while serving thereon. Furthermore, the Plan may not, without the approval of the holders of a majority of the Common Stock of Plains Capital Corporation, be amended in any manner that will cause options issued under it to fail to meet the requirements of “incentive stock options” as defined in Section 422 of the Code (except as provided in paragraph (e) of Article V) or which would result in a failure to comply with Section 16(b) of the Securities Exchange Act of 1934 or similar statute[s] or rules or regulations adopted thereunder.

Article X. Granting of Options

The granting of any option pursuant to this Plan shall be entirely in the discretion of the Committee and nothing herein contained shall be construed to give any employee any right to participate under this Plan or to receive any option under it. The granting of an option shall impose no duty upon the Optionee to exercise such option.

Neither the adoption and maintenance of the Plan nor the granting of an option pursuant to this Plan shall be deemed to constitute a contract of employment between the Corporation and any employee or to be a condition of the employment of any person. Nothing herein contained shall be deemed to (a) give to any employee the right to be retained in the employ of the Corporation; (b) interfere with the right of the Corporation to discharge or retire any employee at any time; (c) give to the Corporation the right to require an employee to remain in its employ; or (d) interfere with the employee’s right to terminate his employment at any time.

Article XI. Government Regulations

This Plan and the granting and exercise of any option hereunder and the obligations of Plains Capital Corporation to sell and deliver shares under any such option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

Article XII. Proceeds from Sale of Stock

Proceeds of the purchase of optioned shares by any Optionee shall be for the general business purposes of Plains Capital Corporation.

Article XIII. Reporting Requirements

The Committee shall furnish each Optionee hereunder with such information relating to the exercise of any option granted hereunder to said Optionee as is required under the Code and applicable state and federal securities laws.

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Article XIV. Approval of Stockholders

No option granted hereunder shall be exercisable until the Plan is approved by the holders of a majority of the outstanding shares of the Common Stock of Plains Capital Corporation.

Article XV. Interpretation

The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under Section 422 of the Code. If any provision of the Plan conflicts with any such regulation or ruling, that provision of the Plan shall be void and of no effect.

DATED this 20th day of April, 2005.

PLAINS CAPITAL CORPORATION

/s/ Alan B. White
By:	Alan B. White
Its:	Chairman, President and Chief Executive Officer

/s/ Eddie Ricks
By:	Eddie Ricks
Its:	Secretary

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